UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Surgical Safety Products, Inc.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

          New York                                     65-0565144
-------------------------------                   -------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

         2018 Oak Terrace
          Sarasota, Florida                              34231
- ---------------------------------------              ----------
(Address of principal executive offices)               (Zip Code)


                          SURGICAL SAFETY PRODUCTS INC.
                         1994 EMPLOYEE STOCK OPTION PLAN
                                       and
                          SURGICAL SAFETY PRODUCTS INC.
                        1994 CONSULTANT STOCK OPTION PLAN
             ------------------------------------------------------
                            (Full title of the plan)

                          Donald K. Lawrence, President
                          Surgical Safety Products Inc.
                                2018 Oak Terrace
                             Sarasota, Florida 34231
                                 (941) 927-7874
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Copies to:

                               Mercedes Travis, Esq.
                               Mintmire & Associates
                               265 Sunrise Avenue
                               Suite 204
                               Palm Beach, FL 33480
                               (561) 832-5696



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                         CALCULATION OF REGISTRATION FEE

TITLE OF          PROPOSED      PROPOSED     MAXIMUM              AMOUNT OF
SECURITIES        AMOUNT        MAXIMUM      AGGREGATE            REGISTRATION
TO BE             TO BE         OFFERING     OFFERING             FEE (1)
REGISTERED        REGISTERED    PRICE        PRICE
                                PER SHARE    PER SHARE
----------------  ----------    ----------   -----------          ------------
Common Stock      4,166,316 (2) $1.15        $4,791,263           $1,332
$.001 par value

Common Stock        346,115 (3) $1.15        $  398,032           $  111
$.001 par value


(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on April 11, 2000 of $1.15 as reported on the OTC Electronic Bulletin Board.

(2) Represents the number of shares of Common Stock registered pursuant to this registration statement available for issuance on exercise of options under Surgical Safety Products Inc.'s 1994 Employee Stock Option Plan (the "1994 ESOP").

(3) Represents the number of shares of Common Stock registered pursuant to this registration statement available for issuance on exercise of options under Surgical Safety Products Inc.'s 1994 Consultant Stock Option Plan (the "1994 CSOP").

1994 ESOP and 1994 CSOP dated April 13, 2000

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

(1) The Annual Report on Form 10KSB for the fiscal year ended December 31, 1999 filed March 31, 2000;

(2)  All other reports filed by the Registrant  with the Commission  pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act since the end of the period covered by the Form 10KSB referred to above; and

(3) The description of the Common Stock of the Registrant contained in the Form 10SB filed September 28, 1998, as amended.

         All documents filed by the Registrant  with the Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

         Article  VI  of  the  Company's  Articles  of  Incorporation   contains
provisions providing for the indemnification of directors of the Company as follows:

         "The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

         Article VI of the Company's By-Laws contains provisions providing for the indemnification of directors and officers of the Company as follows:

         Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

         The Company has no other agreements with any of its directors or executive offices providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

         At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

5.1 *  Opinion of Mintmire & Associates

10.14  Form of Employee Option Agreement dated July 1994 [1]

10.16  Form of Consultant Option Agreement dated July 1994 [1]

23.1 * Consent of Kerkering, Barberio & Co., P.A.

23.2 * Consent of Mintmire & Associates (contained in the opinion filed as
       Exhibit 5.1 hereof)

(* filed herewith)

[1] Previously filed with the Company's Form 10SB

Item 9. Undertakings.

The Registrant hereby undertakes:

(a) (1) to file, during any period in which it offers or sells securities, a post effective amendment to this registration statement to include any prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Sarasota, Florida on April 12, 2000.

                          SURGICAL SAFETY PRODUCTS INC.


                          By:        /s/ G.  Michael Swor
                                     -------------------------------------------
                                     Dr.  G.  Michael Swor, Chairman of
                                     the Board and Chief Executive
                                     Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, who represent a majority of the Board of Directors, in the capacities and on the dated indicated

Signature                      Capacity                          Date
----------                     -----                             ----

/s/ G.  Michael Swor           Chairman of the Board              April 12, 2000
--------------------------     and Chief Executive
 G. Michael Swor               Officer


/s/ David Collins              Acting Chief Financial Officer,    April 12, 2000
--------------------------     Secretary, Treasurer and
 David Collins                 Director (principal financial
                               or accounting officer)


/s/ Donald K.  Lawrence        President, Chief Operating         April 12, 2000
--------------------------     Officer and Director
 Donald K. Lawrence


/s/ Frank Clark                Director                           April 12, 2000
---------------------------
Frank Clark

/s/ James D. Stuart            Director                           April 12, 2000
--------------------------
 James D. Stuart

 /s/ Sam Norton                Director                           April 12, 2000
---------------------------
 Sam Norton

 /s/ David Swor                Director                           April 12, 2000
---------------------------
 David Swor

 /s/ William B. Saye           Director                           April 12, 2000
---------------------------
 William B. Saye